UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 28, 2014

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England	W1J8AJ
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 28, 2014, Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), announced that it will seek approval from its shareholders to increase the Company’s authority to repurchase its outstanding ordinary shares. The Company will seek approval to repurchase up to 37,000,000 shares, or approximately 15 percent of the Company’s ordinary shares outstanding. The approval is expected to be sought at a special meeting of shareholders, which is scheduled for December 22, 2014. This authorization would be in addition to the Company’s existing share repurchase authorization under which approximately 4.8 million shares remained available for purchase as of September 30, 2014. Any repurchases are expected to be funded using cash on hand, cash from operations or short-term borrowings under the Company’s credit facilities. The authority to make such repurchases would expire 16 months after shareholder approval is obtained, after which the Company could seek shareholder approval of any further repurchases at the Company’s 2016 annual general meeting of shareholders. A copy of the Company’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Additional Information and Where to Find It:

The Company’s preliminary proxy statement related to the special meeting will outline the proposal to increase the Company’s authority to repurchase shares in further detail. Shareholders are advised to read the proxy statement when it becomes available because it will contain important information about the share repurchase proposal. Shareholders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. Shareholders may also obtain a free copy of these documents, when available, by directing a request by telephone at 1(800)322-2885 or in writing to MacKenzie Partners, Inc. 105 Madison Avenue, New York, New York 10016.

Participants in the Solicitation:

Noble Corporation and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposal to increase the Company’s authority to repurchase shares. Information regarding these potential participants is set forth in the Company’s proxy statement for its 2014 annual general meeting of shareholders filed with the SEC on May 9, 2014. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the special meeting.

Forward-Looking Disclosure Statement

This release contains forward-looking statements. Statements regarding the proposal to increase the share repurchase authorization, including the commencement, duration and discontinuance of repurchase authority, the number of shares to be repurchased, the timing of the special meeting, and the Company’s capital structure strategy, business fundamentals, cash deployment and share repurchase financing, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to actions by governmental and regulatory authorities, employee relations, market and business conditions, the Company’s financial results and performance, changes in law, availability and terms of any financing, satisfaction of regulatory conditions, actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, weather conditions, the future price of oil and gas and other factors detailed in Noble’s most recent Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release issued by Noble Corporation plc dated October 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales

Date: October 28, 2014

	By:	/s/ James A. MacLennan
	Name:	James A. MacLennan
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release issued by Noble Corporation plc dated October 28, 2014.